UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 16, 2022

CME GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:
(312) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As described in the attached press release, the Board of Directors of CME Group Inc. (“CME Group” or the “Company”) approved changes to its management team structure to position the Company for long-term success.
In connection with these changes, John W. Pietrowicz, 57, who has served as our Chief Financial Officer since 2014, has announced his plans to retire in 2023. Lynne Fitzpatrick, 43, has been promoted to Deputy Chief Financial Officer and upon Mr. Pietrowicz’s retirement will assume the role of Chief Financial Officer. Ms. Fitzpatrick has served as our Managing Director, Treasurer & Head of Corporate Development since 2017.
Additionally, Sunil Cutinho, 50, who has served as our President of CME Clearing since 2014, has been appointed as Chief Information Officer as the successor to Kevin Kometer who will retire from the Company in mid-2022.
Mr. Kometer, 57, has served as our Chief Information Officer since 2008. Julie Holzrichter, 53, who has served as our Chief Operating Officer since 2014 will assume an expanded role to oversee both our Global Operations and CME Clearing.
Additional changes to the management team structure are discussed in the attached press release.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 17, 2022.

104	The cover page from CME Group Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

Registrant

Date: February 16, 2022	By:	/s/ Terrence A. Duffy
	Name: Title:	Terrence A. Duffy Chairman and Chief Executive Officer and Duly Authorized Officer